SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ___________________


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                          Date of Report: JULY 13, 1999


                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                 (State or other jurisdiction of incorporation)


            0-21054                                   76-0511324
     (Commission File Number)               (IRS Employer Identification No.)


  120 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS              77478
    (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (281) 276-7000

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ITEM 5.  OTHER EVENTS

CONTRACT WITH INDONESIAN GOVERNMENT

      On July 13, 1999, Henley Healthcare, Inc., a Texas corporation, announced that its wholly owned subsidiary, the Netherlands-based Enraf-Nonius, B.V., has been selected as a contractor to assist in providing approximately $30 million of medical equipment and services to physical therapy and rehabilitation facilities in 54 public hospitals throughout 23 provinces in Indonesia over an 18 month period.

      Financing of the project to the Indonesian government will be provided pursuant to a subsidy program initiated by the Dutch government. Payment is guaranteed through the issue of a letter of credit with ABN-Amro Bank in the Netherlands. The Netherlands-based Banque Artesia will provide the financing of working capital to Enraf-Nonius.


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
                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HENLEY HEALTHCARE, INC.



                                          By: /s/ DAN D. SUDDUTH
                                                  Dan D. Sudduth,
                                              Executive Vice President

July 13, 1999